Exhibit 3.2

AIRGAS, INC.

BY-LAWS

(AMENDED THROUGH NOVEMBER 23, 2010)

ARTICLE I

OFFICES

Section 1.

The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

The Corporation shall have offices at such other places as the Board of Directors may from time to time determine.

ARTICLE II

STOCKHOLDERS

Section 1: Annual Meeting

Each annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the Board of Directors shall fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the Board of Directors. The day, place and hour of each annual meeting shall be specified in the notice of annual meeting.

The meeting may be adjourned from time to time and place to place until its business is completed.

At the annual meeting of the stockholders, only such business shall be conducted as shall have been specified in the notice of meeting. To be properly brought before an annual meeting, business must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section I. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1, and if he should so determine, he shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 2. Special Meetings.

Except as otherwise required by law and subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or on liquidation, a special meeting of the stockholders may be called only by (i) the Chairman of the Board, (ii) the President, (iii) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or (iv) subject to the procedures set forth in this Section 2, pursuant to a request of holders of 33% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class. Upon request in writing sent by registered mail to the Chairman of the Board or the President by any stockholder or stockholders entitled to call a special meeting of the stockholders pursuant to this Section 2, the Board of Directors shall determine a place and time for such meeting, which time shall not be less than ninety (90) nor more than one hundred and twenty (120) days after the receipt and determination of the validity of such request, and a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 6 hereof. Following such receipt and determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 4 hereof, that a meeting will be held at the time and place so determined.

Section 3. Stockholder Action.

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Section 4. Notice of Meeting.

Except as otherwise provided by statute, written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail in a sealed envelope addressed to the stockholder at his last known post office address as it appears on the stock record books of the corporation, with postage thereon prepaid.

Attendance of a person at a meeting of stockholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 5. Quorum.

Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares entitled to vote at any meeting of the stockholders, present, in person or by proxy, shall constitute a quorum and the act of the majority of such quorum shall be deemed the act of the stockholders.

If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum and all matters shall be determined by a majority of votes cast at such meeting.

Section 6. Qualification of Voters.

The Board of Directors (hereinafter sometimes referred to as the “Board”) may fix a day and hour not more than sixty nor less then ten days prior to the day of holding any meeting of the stockholders at the time of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 7. Procedure.

The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

Section 8. Voting Lists.

The officer or agent having charge of the transfer book for shares of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder present. The original share or stock ledger or transfer book or a duplicate thereof, shall be the only evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders.

Section 9. Voting and Proxies.

Each holder of Common Stock shall be entitled to one vote per share held of record upon each matter on which stockholders generally are entitled to vote.

At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided by law, all questions touching the validity or sufficiency of the proxies shall be decided by the Secretary.

Directors shall be elected by a plurality of the votes cast at an election.

All other action (unless a greater plurality is required by law or by the Certificates of Incorporation or by these By-Laws) shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, present in person or represented by proxy, and where a separate vote by class is required, by a majority of the votes cast by the stockholders of such class, present in person or presented by proxy.

Section 10. Notification of Nomination of Directors.

Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders may be made by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or on behalf of the Board of Directors, may be made only if notice in writing is personally delivered to, or mailed by first class United States mail, postage prepaid, and received by, the Secretary of the Corporation (a) in the case of an annual meeting of the stockholders, in accordance with the fourth sentence of the third paragraph of Section 1 of these By-Laws and (b) in the case of a special meeting of the stockholders, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above. Such notice shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares, if any, of stock of the Corporation that are beneficially owned by each such nominee and (iv) any other information concerning the nominee that must be disclosed in proxy solicitations pursuant to the proxy rules of the Securities and Exchange Commission if such person had been nominated, or intended to be nominated, by the Board of Directors (including such person’s written consent to be named as a nominee and to serve as a director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder (ii) a representation that such stockholder is a holder of record of shares of stock of the Corporation entitled to vote at the meeting and the class and number of shares of the Corporation which are beneficially owned by such stockholder, (iii) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. The Corporation also may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 11. Eligibility Requirements.*

Notwithstanding anything in these By-Laws to the contrary, any person who was nominated by the Board for election as a director at any annual meeting of stockholders and was not elected to the Board by the Corporation’s stockholders at such annual meeting shall be ineligible to serve on the Board (whether to fill any newly created directorship resulting from any increase in the number of Directors or any vacancy on the Board resulting from death, resignation, disqualification, removal or other cause) until after the third annual meeting of stockholders following such annual meeting; provided, however, that if the Chief Executive Officer of the Corporation is so nominated for election but not elected, he or she shall be eligible to serve on the Board (but in no event as Chairman) only if such service is approved by the affirmative vote of a majority of the Directors’ then serving on the Board who meet the applicable independence requirements of the New York Stock Exchange (such Directors, the “Independent Directors”), and the Board shall select another Director to serve as Chairman. In making such decision, the Independent Directors shall retain and consult with nationally recognized legal and financial advisors that have not represented and are not representing the Corporation in any other capacity. Neither the stockholders nor the Board shall amend, alter or repeal this Section 11, or adopt any provision inconsistent with or germane to the subject matter of this Section 11, without the approval of the affirmative vote of the holders of at least a majority of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE III

DIRECTORS

Section 1. Number, Election and Terms.

Except as otherwise fixed pursuant to the provisions of Article 4 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of Directors shall consist of no less than seven and no more than thirteen members, as shall be specifically determined from time to time by resolution of the Board of Directors. The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, and a third class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors or the class of Directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in third year following the year of their election.

*	Airgas believes that the purported By-Law set forth in this Section 11 is invalid under Delaware law and the Company’s Certificate of Incorporation and By-Laws and that it did not receive the required shareholder vote for its adoption. Airgas reserves all rights to challenge the validity of such purported By-Law as well as the vote required for adoption.

The term “entire Board” as used in these By-Laws means the total number of Directors which the Corporation would have if there were no vacancies.

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally.

Section 2. Powers.

The business, property and affairs of the Corporation shall be managed by or under the direction on its Board of Directors, which shall have and may exercise all the powers of the Corporation of Incorporation, or by these By-Laws, directed or required to be exercised or done by the stockholders.

Section 3. Vacancies.

Except as otherwise fixed pursuant to the provisions of Article 4 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 4. Removal.

Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any Director may be removed from office, without cause only by the affirmative vote of the holders of 67% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

Section 5. Regular Meetings.

Regular meetings of the Board shall be held at such times and places as the Board may from time to time determine.

Section 6. Special Meetings.

Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Executive Committee, the Chairman of the Board, or the President, or by any officer of the Corporation upon the request of a majority of the entire Board.

Section 7. Notice of Meeting.

Notice of regular meetings of the Board need not be given.

Notice of every special meeting of the Board shall be given to each Director at his usual place of business, or at such other address as shall have been furnished by him for the purpose. Such notice shall be given at least twenty-four hours before the meeting by telephone or by being personally delivered, mailed, or telegraphed. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 8. Quorum.

Except as may be otherwise provided by law or in these By-Laws, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of such quorum shall be deemed the act of the Board.

Section 9. Powers.

Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 10. Action Without a Meeting.

Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board, or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of the Committee consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the Board or Committee. The consent shall have the same effect as a vote of the Board or Committee thereof for all purposes.

Section 11. Compensation of Directors.

Directors shall receive such compensation for their services as shall be determined by a majority of the entire Board provided that Directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employers shall not receive any salary or other compensation for their services as Directors.

ARTICLE IV

OFFICERS

Section 1. Number.

The officers of the Corporation shall be a Chairman of the Board, a President, such number of vice presidents as the Board may from time to time determine, a Secretary and a Treasurer. The Chairman of the Board shall be the chief executive officer unless the Board shall otherwise determine. The Chairman of the Board or, in his absence, or if such office be vacant the President, shall preside at all meetings of the stockholders and of the Board. Any person may hold two or more offices at the same time. The Chairman of the Board shall be a member of the Board of Directors, but the other officers need not be members of the Board.

Section 2. Election and Term of Office.

The officers of the Corporation shall be elected annually by the Board at the first meeting of the Board held after the annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as the same can conveniently be held. Each officer, except such officers may be elected or appointed in accordance with the provisions of Section 3 of Article IV, shall hold his office until his successor shall have been duly elected and shall have qualified or until his death, resignation or removal.

All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 3. Duties.

The officers, agents and employees shall perform the duties and exercise the powers actually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors.

ARTICLE V

EXECUTIVE COMMITTEE

Section 1. Election.

At any meeting of the Board, an Executive Committee, composed of the Chairman of the Board, the President, and not less than two other members, may be elected by a majority vote of the entire Board to serve until the Board shall otherwise determine. Either the Chairman of the Board or the President, whichever is the chief executive officer, shall be the Chairman of the Executive Committee, and the other shall be the Vice Chairman thereof, unless the Board shall otherwise determine. Members of the Executive Committee shall be members of the Board.

Section 2. Powers.

The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the board is not in session, except that it shall have no power to (a) elect directors or officers; (b) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board of Directors relating to the Executive Committee; (c) declare any dividend or make any other distribution to the stockholders of the Corporation; (d) appoint any member of the Executive Committee; (e) take any other action which legally may be taken only by the Board; or (f) approve the acquisition of substantially all the assets or capital stock of a corporation or business entity which has annual sales in excess of twenty percent (20%) of the annual sales of the Corporation as of the date of such approval.

Section 3. Vacancies.

Vacancies in the Executive Committee may be filled at any time by a majority vote of the entire Board.

Section 4. Other Committees.

The Board may designate one or more other committees, each consisting of one or more directors of the Corporation as members and one or more directors as alternate members, with such power and authority as prescribed in the By-Laws or as provided in a resolution adopted by a majority of the entire Board. Each Committee, and each member thereof, shall serve at the pleasure of the Board.

ARTICLE VI

LIABILITY OF DIRECTORS

A Director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.

The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

Section 2. General.

The foregoing provisions of this Article VII shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this By-Law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.

The Board of Directors in its discretion shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the Corporation.

ARTICLE VIII

CAPITAL STOCK

Section 1. Certificates of Stock.

The shares of capital stock of the Corporation shall be represented by certificates or such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board. The certificates (if any) representing shares of capital stock of the Corporation shall be signed by the Chairman of the Board, the President, and also the Treasurer or the Secretary, and may be sealed with the seal of the Corporation, or a facsimile thereof. The signatures of the aforesaid officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. The validity of any stock certificate of the Corporation signed and executed by or in the name of duly qualified officers of the Corporation shall not be affected by the subsequent death, resignation, or the ceasing for any other reason of any such officer to hold such office, whether before or after the date borne by or the actual delivery of such certificate. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation’s capital stock records.

If the shares are held in certificated form, all certificates surrendered to the Corporation shall be canceled, and no new certificates shall be issued, nor shall any uncertificated shares be issued, until the former certificate for the same number of shares shall have been surrendered and canceled except in case of a lost or destroyed certificate.

The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to interest in any such share or shares on the part of any other person, whether or not it shall express or other notice thereof, save as expressly provided by law.

Section 2. Lost, Stolen or Destroyed Certificates.

The Corporation may issue a new certificate for shares or uncertificated shares in place of a certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in form satisfactory to the Corporation sufficient to indemnify the Corporation, its transfer agents and registrars against any claim that may be made against them on account of the alleged lost or destroyed certificate or the issuance of such a new certificate or uncertificated shares.

Section 3. Transfer of Shares.

If shares are held in certificated form, such shares of the capital stock of the Corporation shall be transferable by the owner thereof in person or by duly authorized attorney, upon surrender of the certificates therefore properly endorsed. The Board, at its option, may appoint a transfer agent and registrar, or one or more transfer agents and one or more registrars, or either, for the stock of the Corporation.

Section 4. Regulations

The Board shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

ARTICLE IX

AMENDMENTS

Section 1. Amendments of By-Laws.

Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

ARTICLE X

CORPORATE SEAL

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “Corporate Seal 1986-Delaware.” Said seal may be used by causing it or a facsimile or equivalent thereof to be impressed or affixed or reproduced, and shall be in the custody of the Secretary. If and when so directed by the Board, a duplicate of the seal may be kept and used by the Treasurer, or by any Assistant Treasurer or Assistant Secretary.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 1. Dividends.

Dividends upon the outstanding shares of the Corporation may be paid from any source permitted by law. Dividends may be declared at any regular or special meeting of the Board and may be paid in cash or other property or in the form of a stock dividend.

Section 2. Fiscal Year.

The fiscal year of the Corporation shall end on the 31st day of March of each year, unless otherwise provided by resolution of the Board.

Section 3. Stock in Other Corporations.

Any shares of stock in any other corporation which may from time to time be held by the Corporation may be represented and voted at any meeting of stockholders of such corporation by the Chairman or the President of the Corporation or by any other person or persons thereunto authorized by the Board, or by any proxy designated by written instrument of appointment executed in the name of the Corporation either by the Chairman, the President, or a Vice President, and attested by the Secretary or an Assistant Secretary.

Shares of stock in any other corporation which shares are owned by the Corporation need not stand in its name, but may be held for its benefit in the individual name of the Chairman or of any other nominee designated for the purpose by the Board. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank, or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board.

Section 4. Election of Auditors.

The directors shall select independent auditors to audit the books and records of the Corporation for the current fiscal year, subject to the approval of the stockholders at the annual meeting. Should the auditors so elected resign, be removed for good cause shown, or otherwise fail to serve during or with respect to said year, a majority of the directors shall select a substitute firm of auditors to serve with respect to said year.